SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 28, 2002

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

California	000-27234	94-3007502
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Great Oaks Blvd.

San Jose, CA 95119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (408) 360-3550

ITEM 5.      OTHER EVENTS.

                    In August 2002, the Board of Directors of Photon Dynamics, Inc. (the “Company”) approved a stock repurchase program authorizing the Company to repurchase up to an aggregate of $25 million of its common stock.  The repurchases will be made from time to time on the open market at prevailing prices, in negotiated transactions off the market or pursuant to a 10b5-1 plan adopted by the Company.  The Company has adopted a 10b5-1 plan, which allows the Company to repurchase its shares during a period in which the Company is in possession of material non-public information, provided the Company communicated share repurchase instructions to the broker at a time when the Company was not in possession of such material non-public information.

                    A copy of the press release announcing the Company’s stock repurchase program is attached hereto as Exhibit 99.1.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)          Financial Statements of Businesses Acquired

(b)          Pro Forma Financial Information

(c)          Exhibits

99.1	Press Release of Photon Dynamics, Inc. issued August 14, 2002.

1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: August 28, 2002	By:	/s/ Richard L. Dissly
Richard L. Dissly
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit

99.1	Press Release of Photon Dynamics, Inc. issued August 14, 2002.